UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2008

Palm, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29597	94-3150688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

950 W. Maude Avenue, Sunnyvale, California		94085
(Address of principal executive offices)		(Zip Code)

(408) 617-7000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Andrew J. Brown’s employment with Palm, Inc. (the “Company”) will terminate effective on or about February 27, 2009. Mr. Brown is the Senior Vice President and Chief Financial Officer of the Company. Mr. Brown will transition from the role of Chief Financial Officer on or about January 7, 2009.

Item 5.02(c)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Douglas C. Jeffries will join the Company on or about December 29, 2008 as a Senior Vice President. On or about January 7, 2009, Mr. Jeffries will also assume the position of the Company’s Chief Financial Officer. Mr. Jeffries, age 52, was the Chief Financial Officer of Pacific Ethanol, Inc. from May 2007 to July 2007. From December 2003 to May 2007, Mr. Jeffries was employed at eBay, Inc., most recently as the Vice President Finance and Chief Accounting Officer. Prior to joining eBay, Mr. Jeffries held financial, accounting and information technology leadership roles at GenCorp Inc., Red Herring, Inc., Alaris Medical Systems, Inc. and Cardinal Health, Inc. Mr. Jeffries began his career at Price Waterhouse and is a certified public accountant. He holds a B.S. in accounting from California State University, Chico and an M.B.A. from the University of Southern California.

On December 10, 2008, the Company entered into an offer letter with Mr. Jeffries. Under the offer letter, Mr. Jeffries in entitled to an annual base salary of $400,000 and will be eligible to participate in the Company’s discretionary cash bonus plan. Mr. Jeffries will also receive a stock option grant of 350,000 shares of the Company’s common stock which will vest over four years with 25% of the stock subject to the grant vesting on the one year anniversary of the grant date and the remaining shares subject to the option vesting on a monthly basis thereafter.

Item 5.02(e)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 16, 2008, Palm entered into an agreement with Andrew J. Brown, to provide that upon the termination of Mr. Brown’s employment with the Company his vested options will remain exercisable for a period of one (1) year following his date of termination (but in no event later than the expiration of the term of the relevant option).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PALM, INC.

Date: December 16, 2008	/s/ Mary E. Doyle
Mary E. Doyle
Senior Vice President, General Counsel and Secretary

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